Exhibit 99.1

FOR IMMEDIATE RELEASE
Contact: Investor Relations
Telephone: 712.732.4117

Meta Financial Group, Inc.® Announces Retention of

Independent Registered Public Accounting Firm

Storm Lake, Iowa — April 17, 2008 — Meta Financial Group, Inc. (NASDAQ Global Market — CASH) announced today that the Company’s Audit Committee has approved the engagement of KPMG LLP as the Company’s new independent registered public accounting firm.  The appointment is for the fiscal year ending September 30, 2008, and is effective immediately.  The Company also reported that it intends to file its Quarterly Report on Form 10-Q for the quarters ended December 31, 2007, and March 31, 2008, as soon as reasonably practicable following KPMG’s completion of its quarterly financial statement review procedures.

At September 30, 2007, Meta Financial Group had assets of $686.1 million and shareholders’ equity of $48.1 million.

Corporate Profile: Meta Financial Group, Inc. (doing business as Meta Financial Group) is the holding company for MetaBank and Meta Trust Company®.  MetaBank is a federally-chartered savings bank with four market areas:  Northwest Iowa Market, Brookings Market, Central Iowa Market, Sioux Empire Market; and the Meta Payment Systems® prepaid debit card division.  Thirteen banking offices support customers throughout northwest and central Iowa, and in Brookings and Sioux Falls, South Dakota.

SAFE HARBOR STATEMENT UNDER THE

PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

The Company and its wholly-owned subsidiaries, MetaBank and Meta Trust Company, may from time to time make written or oral “forward-looking statements,” including statements contained in this release and in its filings with the Securities and Exchange Commission, in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, expectations, estimates and intentions that are subject to significant risks and uncertainties, and are subject to change based on various factors, some of which are beyond the Company’s control.  Such statements address the following subjects: future operating results; customer growth and retention; loan and other product demand; earnings growth and expectations; new products and services, such as those offered by the Meta Payment Systems division; credit quality and adequacy of reserves; technology; and our employees.  The following factors, among others, could cause the Company’s financial performance to differ materially from the expectations, estimates, and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in which the Company conducts operations; the effects of, and changes in, trade, monetary, and fiscal policies and laws, including interest rate policies of the Federal Reserve Board; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services of the Company and the perceived overall value of these products and services by users; the impact of changes in financial services laws and regulations; technological changes; acquisitions; litigation; changes in consumer spending and savings habits; the success of the Company at managing and collecting assets of borrowers in default and managing risks involved in its litigation; the results of the Company’s investigation into an alleged defalcation by a former employee and other matters; the ability of the Company to regain compliance with Nasdaq Marketplace Rules; and the ability of the Company to comply with the public reporting requirements of the Securities and Exchange Commission.

The foregoing list of factors is not exclusive.  Additional discussion of factors affecting the Company’s business and prospects is contained in the Company’s periodic filings with the SEC.  The Company does not undertake, and expressly disclaims any intent or obligation to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company.